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                                                                    EXHIBIT 23.2

INDEPEDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of NextLevel Systems, Inc. and CommScope, Inc. on Form S-4 of our report on the General Instrument Corporation and subsidiaries (the "Company") dated February 3, 1997 (February 28, 1997 as to Note 16) incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996, and to the use of our report on the Company dated February 3, 1997 (February 28, 1997 as to Note 16), our report on the Communications Business of General Instrument Corporation dated February 3, 1997 (February 28, 1997 as to Note 17) and our report on CommScope, Inc. of North Carolina and subsidiary dated February 3, 1997, appearing in the Proxy Statement, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement.

/s/ DELOITTE & TOUCHE LLP
  DELOITTE & TOUCHE LLP

Chicago, Illinois
March 21, 1997